                  SECURITY NATIONAL FINANCIAL CORPORATION
                      5300 South 360 West, Suite 310
                        Salt Lake City, Utah 84123

                              PROXY STATEMENT

                      Annual Meeting of Stockholders
                     To Be Held on September 24, 1997

                            GENERAL INFORMATION

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on September 24, 1997, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 Noon, Mountain Daylight Savings Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and six nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at its above address. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card were mailed to stockholders on or about August 24, 1997.

       Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual
Meeting, even if you plan to attend in person.

       If a shareholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

       The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

       The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year, and (2) to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

                          VOTING SECURITIES

       Only holders of record of Common Stock at the close of business on August 11, 1997, will be entitled to vote at the Annual Meeting. As of June 30, 1997, there were issued and outstanding 3,468,258 shares of Class A Common Stock, $2.00 par value per share, and 4,912,485 shares of Class C Common Stock $.20 par value per share resulting in a total of 8,380,743 shares of both Class A and Class C Common Stock outstanding. A majority of the outstanding shares (4,190,373) of Common Stock will constitute a quorum for the transaction of business at the meeting.

       The holders of either class of Common Stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

       The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for three of the nine directors to be elected (the nominees to be voted upon by the Class A stockholders separately consist of Messrs. George R. Quist, W. Lowell Steen and Nathan H. Wagstaff). The remaining six directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Sherman W. Lowe, R.A.F. McCormick, H. Craig Moody, Scott M. Quist and William C. Sargent). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

                           ELECTION OF DIRECTORS

       There are three committees of the Board of Directors which meet periodically during the year: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board of Directors does not have a Nominating Committee.

       The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, granting of options under the stock option plans and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, George R. Quist and W. Lowell Steen. During 1996 the Compensation Committee met on one occasion.

       The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe and Nathan H. Wagstaff. During 1996 the Audit Committee met on one occasion.

       The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, William C. Sargent and H. Craig Moody. During 1996 the Executive Committee met on four occasions.

       During 1996 there were five meetings of the Company's Board of Directors.

       The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.

       The size of the Board of Directors of the Company for the coming year is nine members. Unless authority is withheld by your Proxy, it is intended that the Common Stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

The Nominees

       The nominees to be elected by the holders of Class A Common Stock are as follows:


       Name                Age      Director Since       Position(s)
                                                         with the
                                                         Company
   ----------------       -----     ---------------      ---------------
   George R. Quist         76       October 1979         Chairman of the
                                                           Board,
                                                           President,
                                                           and Chief
                                                           Executive
                                                           Officer
   W. Lowell Steen         81       October 1979         Director
   Nathan H. Wagstaff      75       October 1979         Director



   The nominees for election by the holders of Class A and Class
C Common Stock, voting together, are as follows:

       Name                Age      Director Since       Position(s)
                                                         with the
                                                         Company
   -------------         ------    ----------------      --------------
   Charles L.
      Crittenden           76       October 1979         Director
   Sherman B. Lowe         82       October 1979         Director
   R.A.F. McCormick        83       October 1979         Director
   H. Craig Moody          45       September 1995       Director
   Scott M. Quist          43       May 1986             First Vice
                                                           President,
                                                           General
                                                           Counsel,
                                                           Treasurer and
                                                           Director
   William C. Sargent      68       February 1980        Senior Vice
                                                           President,
                                                           Secretary and
                                                           Director

   The following is a description of the business experience of each of the nominees and directors.

George R. Quist, age 76, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1979. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. From 1960 to 1964, he was Treasurer and Executive Vice President of Pacific Guardian Life Insurance Company. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

William C. Sargent, age 68, has been Senior Vice President of the Company since 1980, Secretary since October 1993, and a director since February 1980. Prior to that time, he was employed by Security National Life as a salesman and agency superintendent.

Scott M. Quist, age 43, has been the Company's General Counsel since 1982, a Vice President since 1983, the Treasurer since October 1993, and a director since May 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Main, & Co., in Dallas, Texas. Since 1986 he has been a director of the National Association of Life Companies, a trade association of 642 insurance companies and its Treasurer until its merger with the American Council of Life Companies. Mr. Quist is currently a member of the Board of Governors of the Forum 500 Section (representing small companies) of the American Council of Life Insurance. Mr. Quist has also been a director since November 1993 of Key Bank of Utah.

Charles L. Crittenden, age 76, has been a director of the Company since October 1979. Mr. Crittenden is sole stockholder of Crittenden Paint & Glass Company since 1958. He is a 50% stockholder of Crittenden Enterprises, a real estate development company and Chairman of the Board of Linco, Inc.

Sherman B. Lowe, age 82, has been a director of the Company since October 1979. Mr. Lowe was formerly President and Manager of Lowe's Pharmacy located in Salt Lake City, Utah, for the past 30 years. He is now retired. He is a one-third owner of Burton-Lowe Ranches, a general partnership.

R.A.F. McCormick, age 83, has been a director of the Company since October 1979. He is the past Vice President of Sales for Clover Club Foods, a food processing company. He is now retired.

H. Craig Moody, age 45, was elected a director of the Company on September 25, 1995. Mr. Moody is owner of Moody & Associates, a company which is involved in political consulting and real estate. He is a former Speaker and Majority Leader of the House of Representatives of the State of Utah.

W. Lowell Steen, age 81, has been a director of the Company since October 1979. He has been a real estate investment broker for the last 13 years. Prior to that time, he was a large-scale rancher and food processor. Currently, he is President and sole stockholder of Lowell Steen, Inc., a real estate company.

Nathan H. Wagstaff, age 75, has been a director of the Company since October, 1979. He has served as President and Chairman of the Board of Directors of Nate Wagstaff Company, Inc., since 1975. He has also served as President and General Manager of Western States Distribution Company, Highland Petroleum Company, Inc., and Holiday Oil Company. Mr. Wagstaff is the sole stockholder of Nate Wagstaff Company, Inc., an oil distribution company.

Executive Officers
------------------
   The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first three individuals are set forth above):


          Name             Age                Title
    ----------------      -----     ----------------------------------
    George R. Quist1       76       Chairman of the Board, President
                                    and Chief Executive Officer

    Scott M. Quist1        43       First Vice President, General
                                    Counsel and Treasurer

    William C. Sargent     68       Senior Vice President and Secretary


    1George R. Quist is the father of Scott M. Quist.

    The Board of Directors of the Company has a written procedure which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

    No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 1996 or 1995 other than employment arrangements or as described above.

    None of the Directors are board members of any other company having a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended, with the exception of Scott M. Quist, who is a director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders, until their successors have been elected and qualified, or until their earlier resignation or removal.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's
Class A and Class C Common Stock as of June 30, 1997, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C
Common Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

                                     Class A                    Class C
                                  Common Stock                Common Stock
                              -----------------           -------------------
                             Amount                     Amount
Name and Address of       Beneficially    Percent   Beneficially      Percent
Beneficial Owner             Owned       of Class       Owned         of Class
---------------------     -------------  ---------  -------------     ---------
George R. Quist (1) (2)
4491 Wander Lane
Salt Lake City,
   Utah 84124              237,554         6.8      2,462,390           50.1

Employee Stock Ownership
   Plan (4)
5300 S. 360 W., Suite 310
Salt Lake City,
   Utah 84123               590,579        17.0      1,051,159          21.4

William C. Sargent (1) (2) (3)
4974 Holladay Blvd.
Salt Lake City,
   Utah 84117                74,761         2.2        257,820           5.2

Scott M. Quist (3)
7 Wanderwood Way
Sandy, Utah 84092            74,581         2.2         55,918           1.1

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404             -0-            *         162,187           3.3

Sherman B. Lowe (3)
2197 South 2100 East
Salt Lake City,
   Utah 84109                19,279          *        177,248            3.6

R.A.F. McCormick (1)
400 East Crestwood Road
Kaysville,
   Utah 84037                 9,246           *        92,474            1.9

H. Craig Moody
1782 East Faunsdale Dr.
Sandy, Utah 84092               111           *          -0-              *

W. Lowell Steen
12705 SE River Rd.,
   Apt. 803C
Portland, Oregon 97222          221           *         1,611             *

Nathan H. Wagstaff
2131 King Street
Salt Lake City,
   Utah 84109                23,094           *        173,899           3.5

Associated Investors (5)
5300 S. 360 W. Suite 310
Salt Lake City,
   Utah 84123                69,401         2.0        443,658           9.0

All directors and executive
officers (9 persons)        438,847        12.7      3,383,547          68.9



                                             Class A
                                           and Class C
                                          Common Stock
                                    ---------------------------
                                         Amount
Name and Address of                   Beneficially     Percent
Beneficial Owner                          Owned       of Class
-----------------------             ---------------   ----------
George R. Quist (1) (2)
4491 Wander Lane
Salt Lake City, Utah 84124             2,699,944        32.2

Employee Stock Ownership Plan (4)
5300 S. 360 W., Suite 310
Salt Lake City, Utah 84123             1,641,738        19.6

William C. Sargent (1) (2) (3)
4974 Holladay Blvd.
Salt Lake City, Utah 84117               332,581         4.0

Scott M. Quist (3)
7 Wanderwood Way
Sandy, Utah 84092                        130,499         1.6

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404                        162,187         1.9

Sherman B. Lowe (3)
2197 South 2100 East
Salt Lake City, Utah 84109               196,527         2.3

R.A.F. McCormick (1)
400 East Crestwood Road
Kaysville, Utah 84037                    101,720         1.2

H. Craig Moody
1782 East Faunsdale Dr.
Sandy, Utah 84092                            111           *

W. Lowell Steen
12705 SE River Rd., Apt. 803C
Portland, Oregon 97222                     1,832           *

Nathan H. Wagstaff
2131 King Street
Salt Lake City, Utah 84109               196,993         2.4

Associated Investors (5)
5300 S. 360 W. Suite 310
Salt Lake City, Utah 84123               513,059         6.1

All directors and executive
officers (9 persons)                   3,822,394        45.6


       *     Less than one percent

      (1) Does not include 590,579 shares of Class A Common Stock and 1,051,159 shares of Class C Common Stock owned by the Company's Employee Stock Ownership Plan
             (ESOP), of which George R. Quist, William C. Sargent and R.A.F. McCormick are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

      (2) Does not include 69,401 shares of Class A Common Stock and 443,658 shares of Class C Common Stock owned by Associated Investors, a Utah general partnership, of which these individuals are the managing partners and, accordingly, exercise shared voting and investment powers with respect to such shares.

             Does not include 4,099 shares of Class A Common Stock owned by the Company's 401(k) Retirement Savings Plan, of which William C. Sargent, Scott M. Quist and Sherman B. Lowe are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

      (4)    The trustees of the Employee Stock Ownership Plan
             (ESOP) are George R. Quist, William C. Sargent and
             R.A.F. McCormick, who exercise shared voting and investment powers.

      (5) The managing partners of Associated Investors are George R. Quist and William C. Sargent, who exercise shared voting and investment powers.

      The Company's officers and directors, as a group, own beneficially approximately 43.4% of the outstanding shares of the Company's Class A and Class C Common Stock.

             COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

      The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, the Company's President and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers') at December 31, 1996 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 1996.


                             Summary Compensation Table

                                 ________Annual Compensation__________
                                                                  Other
                                                                  Annual
                                                                  Compen-
Name and Principal                                                sation
   Position                    Year        Salary($)    Bonus($)  ($)(2)
-------------------           -----       ---------    ------- ------
George R. Quist (1)
  Chairman of the Board,       1996      $  109,127     $15,303    $2,400
  President and Chief          1995         104,469      15,303     2,400
  Executive Officer            1994         102,245      15,303     2,400

William C. Sargent
  Senior Vice President,       1996         103,915      15,000     4,500
  Secretary and                1995          77,538      11,725     4,500
  Director                     1994          82,777      10,725     4,500

Scott M. Quist (1)
  First Vice President,        1996          96,192      16,250     7,200
  General Counsel              1995          84,871      13,000     7,200
  Treasurer and Director       1994          82,502      12,000     7,200


                        Summary Compensation Table
                           Awards                Payouts
                                 Securities Long-
                     Restricted  Underlying Term      All Other
                       Stock     Options/  Incentive  Compensa-
                     Awards($)    SARs(#)  Payout($) tion($)(3)
                  ------------  ---------  --------- -----------
George R. Quist (1)
Chairman of the Board,      0         0      0          3,573
   President and Chief      0         0      0          5,937
Executive Officer           0    88,200      0          8,263

William C. Sargent
Senior Vice President,      0         0      0          4,320
Secretary and               0         0      0          2,100
Director                    0    26,129      0          4,020

Scott M. Quist (1)
 First Vice President,      0         0      0          4,497
General Counsel             0         0      0          2,206
Treasurer and Director      0         0      0          3,924



      (1)   George R. Quist is the father of Scott M. Quist.

      (2) The amounts indicated under "Other Annual Compensation" for 1996 consist of payments related to the operation of automobiles by the Named Executive Officers. However, such payments do not include the furnishing of an automobile by the Company to George
            R. Quist, William C. Sargent and Scott M. Quist nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

      (3) The amounts indicated under "All Other Compensation" for 1996 consist of (a) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Employee Stock Ownership Plan (for fiscal 1996, such amounts were George R. Quist, $3,085; William C. Sargent, $3,567; and Scott
            M. Quist, $3,373); (b) matching contributions made by the Company pursuant to the 401(k) Retirement Savings Plan in which all matching contributions are invested in the Company's Class A Common Stock (for fiscal 1996, such amounts were George R. Quist, $488; William
            C. Sargent, $107; and Scott M. Quist, $478); (c) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive Officers (for fiscal 1996, $1,292 was paid for all Named Executive Officers as a group, or $646 each for William C. Sargent and Scott M. Quist); and (d) life insurance premiums paid by the Company for the benefit of the family of Mr. George R. Quist ($4,645).

The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 1996, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 1996.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Values


                                       Number of Securities Underlying
                                          Unexercised Options/SARs
                                          at December 31, 1996 (#)

               Shares Acquired      Value
Name            on Exercise(#)  Realized ($)   Exercisable  Unexercisable
-------------- ---------------  -----------   ------------  -------------
George R. Quist        0              0          146,082          0
William C. Sargent     0              0           72,434          0
Scott M. Quist    31,534       $149,787                0          0


                                        Value of Unexercised
                                    In-the-Money Options/SARs at
                                        December 31, 1996($)

Name                              Exercisable           Unexercisable
-----------------                 ------------          -------------
George R. Quist                    $243,101                   0
William C. Sargent                  160,407                   0
Scott M. Quist                            0                   0


Retirement Plans
----------------
      George R. Quist, who has been Chairman, President and Chief Executive Officer of the Company since 1979, has a Deferred Compensation Agreement, dated December 8, 1988, with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Quist's retirement the Company shall pay him $50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his wife, if she survives him.

      The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

      William C. Sargent, who has been Senior Vice President of the Company since 1980, has a Deferred Compensation Agreement with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Sargent's retirement the Company shall pay him $50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his wife, if she survives him, otherwise the children born of the marriage.

      The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Sargent's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

Employment Agreement
--------------------
      The Company maintains an employment agreement with Scott
M. Quist. The agreement, which has a five year term, was entered into in 1996, and renewed in 1997. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its Treasurer, First Vice President, and General Counsel at not less than his current salary and benefits, and to include $500,000 of life insurance protection. In the event of disability, Mr. Quist's salary would be continued for up to 5 years at 50% of its current level. In the event of a sale or merger of the Company, and Mr. Quist were not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale.

Director Compensation
---------------------
      Directors of the Company (but not including directors who are employees) are paid a director's fee of $8,400 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments.

Employee 401(k) Retirement Savings Plan
---------------------------------------
      In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. For the years 1996 and 1995 the board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 5% of a participating employee's compensation, as defined by the plan.

      All persons who have completed at least one years' service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 1996 and 1995 were approximately $50,000 and $21,000, respectively. The trustees under the 401(k) plan are Messrs. Sherman B. Lowe, Scott M. Quist and William C. Sargent.

Employee Stock Ownership Plan
-----------------------------
      Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

      Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 98 participants and had contributions payable to the Plan in 1996 of $50,017. Benefits under the Ownership Plan vest as follows:
20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

      Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time.
The trustees of the trust fund under the Ownership Plan are Messrs. R.A.F. McCormick, George R. Quist, and William C. Sargent, all directors of the Company.

1987 Incentive Stock Option Plan
--------------------------------
      In 1987, the Company adopted the 1987 Incentive Stock Option Plan (the 1987 Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

      The Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion.

      The Plan terminates ten years from its effective date and options granted are non-transferable. The Plan also includes a Stock Appreciation Right which permits the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

1993 Stock Option Plan
-----------------------
      On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A Common Stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

      The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under
Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 1993 Plan, were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

      The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales effected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant.

      Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

      The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time, subject to approval of certain modifications to the 1993 Plan by the shareholders of the Company as may be required by law or the 1993 Plan. On November 7, 1996 the Company amended the Articles of Incorporation as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock.

                               OTHER MATTERS

      The Company knows of no other matters to be brought before the Annual Meeting; but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

                  ANNUAL REPORT AND FINANCIAL STATEMENTS

      You are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 1996. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996. Such requests should be directed to Mr. William C. Sargent, Senior Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL
MEETING TO BE HELD IN JUNE, 1998

      Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in June, 1998, must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 1998.

                  SECURITY NATIONAL FINANCIAL CORPORATION
                      5300 South 360 West, Suite 310
                        Salt Lake City, Utah 84123


                              August 11, 1997





Dear Stockholder:

      On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on September 24, 1997 at 12:00 noon, Mountain Daylight Savings Time, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah.

      The matters to be addressed at the meeting will include the election of nine directors and the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

      Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

      Thank you for your support of Security National Financial
Corporation.  We look forward to seeing you at the Annual
Stockholders Meeting.

                                      Sincerely yours,

                                      SECURITY NATIONAL
                                      FINANCIAL CORPORATION




                                      George R. Quist,
                                      ---------------------
                                      Chairman of the Board,
                                      President, and Chief
                                      Executive Officer

                  SECURITY NATIONAL FINANCIAL CORPORATION
                      5300 South 360 West, Suite 310
                        Salt Lake City, Utah 84123


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on September 24, 1997, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 Noon, Mountain Daylight Savings Time, to consider and act upon the following:

     1. To elect a Board of Directors consisting of nine directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining six directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending
December 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 11, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    By Order of the Board of
                                    Directors,



                                    William C. Sargent
                                    -----------------------
                                    Senior Vice President
                                    and Secretary


Salt Lake City, Utah, August 11, 1997

           PROXY-SECURITY NATIONAL FINANCIAL CORPORATION-PROXY
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           CLASS C COMMON STOCK

    The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on September 24, 1997, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 Noon Mountain Daylight Savings Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

    1. To elect of six of the nine directors to be voted upon by Class A and Class C common stockholders together:

          [ ] FOR all nominees listed below (except as marked to the contrary below)
          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

          Charles L. Crittenden, Sherman B. Lowe, R.A.F. McCormick,
          H. Craig Moody, Scott M. Quist and William C. Sargent

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

        FOR  [ ]       AGAINST  [ ]      ABSTAIN  [ ]

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                         (Continued on Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

Dated  __________________________________________, 1997

-------------------------------------------------------
Signature

-------------------------------------------------------
Signature

 Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

          PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on September 24, 1997, at 5258 Pinemont Drive, Suite B, Salt Lake City, Utah, at 12:00 Noon, Mountain Daylight Savings Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

   1. To elect three directors to be voted upon by Class A common stockholders voting separately as a class:

         [ ] FOR all nominees listed below (except as marked to the contrary below)
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

         George R. Quist, W. Lowell Steen and Nathan H.
         Wagstaff

   2. To elect the remaining six directors to be voted upon by Class A and Class C common stockholders together:

                 [ ] FOR all nominees listed below (except as marked to the contrary below)
                 [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                 Charles L. Crittenden, Sherman B. Lowe,
                 R.A.F. McCormick, H. Craig Moody, Scott M.
                 Quist and William C. Sargent

         3. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

                 FOR [ ] AGAINST  [ ] ABSTAIN   [ ]

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                         (Continued on Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 and 2 ABOVE.

Dated  __________________________________________, 1997

_______________________________________________________
Signature

_______________________________________________________
Signature


Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy
Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.